UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

1351 Holiday Square Blvd. Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Name of exchange on which registered	Trading Symbol
Voting Common Stock	NYSE American	GSAT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
Globalstar, Inc. (the "Company") held its Annual Meeting of Stockholders on May 29, 2019, at which 1,371,353,369 shares were represented in person or by proxy. The Thermo Companies and its affiliates were not entitled to vote its owned shares for the election of the Class A Directors (Item #1 below); the total shares owned by the Thermo Companies and its affiliates for purposes of this vote was 826,818,261. The Company submitted four matters to the vote of stockholders. A summary of the matters voted upon by stockholders is set forth below.
1. Stockholders elected both of the two nominees for Class A director to serve for a term to expire at the 2022 Annual Meeting of Stockholders by the following votes:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Keith O. Cowan	302,961,318	18,433,404	267,890	222,872,496
Benjamin G. Wolff	302,881,835	18,576,886	203,891	222,872,496

2. Stockholders ratified the appointment of Crowe LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2019 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,347,240,669	20,237,744	3,874,956	—

3. Stockholders approved an amendment to the Company's Third Amended and Restated 2006 Equity Incentive Plan by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,055,524,793	84,939,931	8,016,149	—

4. Stockholders approved the Company's Amended and Restated Employee Stock Purchase Plan by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,112,432,214	27,948,805	8,099,854	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ David B. Kagan
David B. Kagan
Chief Executive Officer

Date: May 29, 2019